UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021 (June 7, 2021)

VINTAGE WINE ESTATES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (707) 346-3640

Bespoke Capital Acquisition Corp.

3rd Floor, 115 Park Street

London, W1K 7AP

United Kingdom

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on February 3, 2021, Bespoke Capital Acquisition Corp. (“BCAC”), VWE Acquisition Sub Inc., a wholly owned subsidiary of BCAC (“merger sub”), Vintage Wine Estates, Inc., a California corporation (“VWE”), Bespoke Sponsor Capital LP (the “Sponsor”), and Darrell D. Swank as the Seller Representative, entered into a transaction agreement (as amended, the “transaction agreement”). Following approval by the shareholders of BCAC and VWE and the satisfaction or waiver of other closing conditions, the transactions contemplated by the transaction agreement were consummated and closed on June 7, 2021 (the “Closing Date”). The closing was the earliest event required to be reported in this report.

Pursuant to the transaction agreement, on or prior to the Closing Date: (1) BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada (the “domestication”); (2) merger sub merged with and into VWE with VWE surviving the merger as a wholly owned subsidiary of BCAC (the “merger”); and (3) BCAC changed its name to Vintage Wine Estates, Inc. The domestication, the merger and the other transactions contemplated by the transaction agreement are collectively referred to herein as the “transactions.” The transactions constituted BCAC’s qualifying acquisition.

Unless the context otherwise requires, “we,” “us,” “our,” “New VWE Holdco” and the “Company” refer to Vintage Wine Estates, Inc., a Nevada corporation, and its consolidated subsidiaries after giving effect to the transactions. Terms used but not defined herein, or for which definitions are not otherwise incorporated herein by reference, have the respective meanings given to such terms in the Company’s consent solicitation statement/prospectus dated May 6, 2021 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021.

As a result of and upon the effectiveness of the domestication:

•	each Class A restricted voting share of BCAC was converted on a one-to-one basis into a share of common stock, no par value per share, of the Company (“common stock”);

•

each Class B share of BCAC (other than those Class B shares surrendered by the Sponsor to BCAC for cancellation pursuant to the transaction agreement) was converted on a one-to-one basis into a share of common stock;

•

each share purchase warrant of BCAC (other than those surrendered by the Sponsor to BCAC for cancellation pursuant to the transaction agreement) continued and remained outstanding on a one-for-one basis as a share purchase warrant of the Company (each, a “warrant”); and

•	shares of common stock resulting from the conversion of Class A restricted voting shares of BCAC that were previously duly submitted for redemption were redeemed and cancelled by the Company.

As a result of and upon the effective time of the merger (the “effective time”), each share of VWE capital stock issued and outstanding immediately prior to the effective time (other than excluded shares) was converted into:

•	the right to receive a number of shares of common stock equal to the Per Share Merger Consideration less the Per Share Adjustment Escrow Deposit; and

•

a contingent right to receive, if and when payable, a number of shares of common stock equal to the Per Share Adjustment Escrow Release and, other than in the case of Wasatch, the Per Share Earnout Shares.

No fractional shares of common stock were issued in connection with the merger and instead, any such fractional share that would otherwise have resulted was rounded down to the nearest whole share.

As soon as practicable following the effective time, and in any event within five business days thereafter, the Company will cause the exchange agent to deliver to each VWE shareholder as of immediately prior to the effective time a letter of transmittal and instructions for use in exchanging such VWE shareholder’s shares of VWE capital stock for such VWE shareholder’s applicable portion of the Closing Merger Consideration. Promptly following receipt of a VWE shareholder’s properly executed letter of transmittal, the exchange agent will deliver such VWE shareholder’s applicable portion of the Closing Merger Consideration.

As a result of and upon the effective time, each option to purchase shares of VWE capital stock outstanding immediately prior to the effective time, whether vested or unvested, was cancelled in exchange for a cash payment equal to (i) the excess, if any, of the deemed fair market value per share of VWE capital stock represented by the Per Share Merger Consideration over the exercise price of such option multiplied by (ii) the number of shares of VWE capital stock subject to such option (without interest and subject to any required withholding tax). If the exercise price of any VWE stock option was equal to or greater than the Per Share Merger Consideration, such option was cancelled without any cash payment being made in respect thereof.

Further pursuant to the transaction agreement, at the closing: (1) the Sponsor surrendered to BCAC for cancellation 3,000,000 Class B shares of BCAC and 4,000,000 share purchase warrants of BCAC, in each case for no value; and (2) VWE repurchased for cancellation shares of VWE Series B stock from TGAM Agribusiness Fund Holdings LP having a value equal to $32.0 million less the Series B Preference Amount at a price per share equal to the Per Share Merger Consideration (as determined as set forth in the transaction agreement).

The foregoing description of the transaction agreement does not purport to be complete and is qualified in its entirety by the full text of the transaction agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

As previously disclosed, on April 22, 2021, BCAC and Wasatch entered into subscription agreements for the sale and purchase, respectively, of 10.0 million shares of the Company’s common stock at $10.00 per share at the closing of the transactions for an aggregate amount of $100 million (the “PIPE Investment”). Such PIPE Investment shares were issued and sold to Wasatch on the Closing Date. The offer, issuance and sale of such shares to Wasatch was an institutional private placement conducted pursuant to and in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the subscription agreements does not purport to be complete and is qualified in its entirety by the full text of the subscription agreements, copies of which are attached hereto as Exhibits 10.35 and 10.36 and are incorporated herein by reference.

Immediately after giving effect to the transactions, the PIPE Investment, and the redemption of 18,366,645 Class A restricted voting shares of BCAC in connection with the qualifying acquisition (which shares were redeemed for cash at a price of approximately $10.09644396 per share, for an aggregate amount of $185,437,802, there were 60,461,611 shares of common stock outstanding and 26,000,000 warrants outstanding. As a result (and after giving effect to such occurrences), former VWE shareholders owned approximately 44.4% (excluding the PIPE Investment), former holders of Class A restricted voting shares of BCAC owned approximately 29.2%, the Sponsor owned approximately 9.9%, and Wasatch (PIPE Investment only) owned approximately 16.5%, of the Company’s outstanding common stock.

Based on VWE’s cash and cash equivalents of approximately $456,000 as of March 31, 2021, after giving effect to the transactions and taking into account the gross proceeds of $100.0 million from the PIPE Investment and the net proceeds of approximately $178.6 million from the Trust Account (after redemptions of Class A restricted voting shares of BCAC in connection with the merger for an aggregate amount of approximately $185.4 million), less the sum of (i) the total direct and incremental transaction costs of BCAC and VWE estimated at approximately $33.9 million (including $13.5 million of deferred underwriters’ commissions), (ii) $32.0 million in cash paid to repurchase for cancellation shares of VWE Series B stock and (iii) $7.9 million paid to redeem outstanding options to purchase VWE capital stock at the closing of the transactions, the Company would have cash and cash equivalents of approximately $116.8 million and indebtedness of approximately $244.3 million.

The Company’s common stock began trading on The Nasdaq Stock Market LLC (“Nasdaq”) on June 8, 2021 under the symbol “VWE”. The Company’s common stock and warrants began trading on the Toronto Stock Exchange (“TSX”) on June 9, 2021 under the symbols “VWE.U” and “VWE.WT.U”, respectively.

Item 1.01.	Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the consummation of the transactions, the Roney Investors, the Rudd Investors, the Sebastiani Investors and the Sponsor (collectively, the “Major Investors”) and certain other holders of VWE capital stock entered into an investor rights agreement dated June 7, 2021 (the “Investor Rights Agreement”), which provides for, among other things, voting agreements, resale restrictions and registration rights, and possible redemption of shares of the Company’s common stock relating to the PPP Note and downward Merger Consideration adjustments in excess of the Adjustment Escrow Deposit. The Sponsor and the VWE investors party to the Investor Rights Agreement (collectively, the “Specified Investors”) thereby agreed to act in concert with respect to voting their shares of the Company’s common stock. Such agreement covers voting with respect to the election of directors and, for the Major Investors, voting with respect to other matters. Subject to its terms, the Investor Rights Agreement and the rights set out therein with respect to the election of directors may extend until the 2028 annual meeting of shareholders of the Company.

Upon the closing of the transactions, the Specified Investors beneficially own approximately 48.7% of the Company’s common stock. As a result, the Company is not a “controlled company” within the meaning of the Nasdaq corporate governance standards. Nevertheless, the Specified Investors will have significant influence in determining the outcome of matters requiring shareholder approval as well as the election of directors due to the Investor Rights Agreement, the rights set out therein and the relative ownership of the Company’s common stock by the Specified Investors.

The material terms of the Investor Rights Agreement are described in the Prospectus in the section titled “Other Agreements—Investor Rights Agreement”, which section is incorporated herein by reference. The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Amended and Restated Voting Agreement

In connection with the consummation of the transactions, VWE, the Roney Investors and the Rudd Investors entered into an amended and restated voting agreement (the “Amended and Restated Voting Agreement”), which became effective as of the Closing Date. Under the Amended and Restated Voting Agreement, Patrick Roney has the right to determine how the Roney Investors and the Rudd Investors vote all shares of Company common stock beneficially owned by them, including without limitation in the election of directors. Upon Mr. Roney’s death or incapacity, the trustee of the Rudd Investors that owns the most shares of Company common stock will have the right to determine how the Roney Investors and the Rudd Investors vote all shares of Company common stock beneficially owned by them. The Amended and Restated Voting Agreement will terminate in accordance with its terms upon the termination of the Investor Rights Agreement.

Upon the closing of the transactions, the Roney Investors and the Rudd Investors beneficially own approximately 10.8% and 12.6%, respectively, of the Company’s common stock.

The foregoing description of the Amended and Restated Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Voting Agreement, a copy of which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Joinder and Guaranty

In connection with the consummation of the transactions, the Company entered into a Joinder Agreement and a Continuing Guaranty with Bank of the West and other parties. By virtue of the Joinder Agreement, the Company joined the Amended and Restated Loan and Security Agreement dated as of April 13, 2021 among VWE, subsidiaries of VWE and the banks party thereto (the “Loan and Security Agreement”) as an obligor under the Loan and Security Agreement, becoming subject to all of the representations, warranties and covenants applicable to a borrower thereunder. By entering into the Continuing Guaranty, the Company guaranteed to Bank of the West, as agent, and to the other lenders, the timely payment when due, and performance, of the obligations of the borrowers under the Loan and Security Agreement.

The foregoing description of the Joinder Agreement and the Continuing Guaranty does not purport to be complete and is qualified in its entirety by the full text of the Joinder Agreement and the Continuing Guaranty, copies of which are attached hereto as Exhibits 10.37(b) and 10.37(c), respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated herein by reference, includes forward-looking statements regarding, among other things, the plans, strategies, prospects, market position and results, both business and financial, of the Company. Forward-looking statements are all statements other than those of historical fact, including statements concerning possible or assumed future actions, business strategies, events or results of operations. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that the Company will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “pro forma,” “project,” “scheduled,” “seek,” “should,” “will,” “would” or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K may include, but are not limited to, statements relating to:

•	the combined company’s ability to realize the benefits expected from the merger;

•	changes in the market for the Company’s products and services and the combined company’s ability to compete successfully within its industry;

•	growth plans, projected costs, strategies and opportunities;

•	the impact of the COVID-19 pandemic on the Company’s business;

•	the effect of economic conditions on the industries and markets in which the Company operates, including financial market conditions, fluctuations in prices, interest rates and market demand;

•	declines or unanticipated changes in consumer demand for the Company’s products;

•	the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on the Company’s business;

•	potential loss of market share to competitors who have greater financial, technical, marketing and public relations resources available to them than the Company;

•	the Company’s significant reliance on its distribution channels;

•	declines or unanticipated changes in consumer demand for the Company’s products;

•	potential loss of market share to competitors who have greater financial, technical, marketing and public relations resources available to them than the Company;

•

the Company’s ability to make payments on its indebtedness, maintain compliance with covenants and other restrictions in its credit facility, and adverse market reaction to any increased indebtedness the Company may incur in the future; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 59 of the Prospectus and incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K. The risks described under the heading “Risk Factors” of the Prospectus are not exhaustive. Other sections of the Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions the Company, as applicable, on the relevant subject. These statements are based upon information available to the Company, as of the date such statements are made, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Business

The Company’s business is described in the Prospectus in the section titled “Description of VWE’s Business” and that information is incorporated herein by reference. The Company has completed the acquisition of Kunde Family Winery, which transaction is further described in the Prospectus.

Risk Factors

The risk factors related to the Company’s business and operations and the transactions are set forth in the Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of BCAC, VWE and the Company, which is incorporated herein by reference. Reference is further made to the disclosure contained in the Prospectus in the sections titled “Selected Historical Financial Data of BCAC,” “Selected Historical Financial and Other Data of VWE,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “BCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2021 and for the three and nine months ended March 31, 2021, included in Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Reference also is made to the disclosure contained in the Prospectus in the sections titled “BCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2021 and for the three and nine months ended March 31, 2021, included in Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Reference also is made to the disclosure contained in the Prospectus in the sections titled “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated herein by reference.

Properties

The properties of the Company are described in the Prospectus in the section titled “Description of VWE’s Business—Vineyards and Production Facilities,” which information is incorporated herein by reference. Kunde Family Winery has also been acquired by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such securities within 60 days. Accordingly, the following table does not reflect record or beneficial ownership of the Company’s warrants, as such warrants are not exercisable within 60 days of the date of this Current Report on Form 8-K.

A total of 60,461,611 shares of Company common stock were issued and outstanding as of the completion of the transactions. An additional 26,000,000 shares of common stock were issuable upon the exercise of outstanding warrants. In addition, the number of shares and the percentages of beneficial ownership below:

•

(i) give effect to the issuance of 906,345 shares of VWE Series A stock in connection with the Kunde acquisition, which were converted into shares of the Company’s common stock at the effective time of the merger, (ii) give effect to the issuance of 233,862 shares of VWE Series A common stock upon the conversion, before the consummation of the transactions, of the unpaid principal amount of the VWE secured convertible promissory note held by Jayson Woodbridge and of interest accrued thereon, (iii) include 652,497 shares of the Company’s common stock that are redeemable by the Company for no consideration from each VWE shareholder party to the Investor Rights Agreement to the extent any portion of the PPP Note has not been forgiven prior to the earlier of (A) the date that is 18 months after the closing of the Merger or (B) VWE’s receipt of notice from the applicable lender or applicable governmental entity that any or all of the PPP Note will not be forgiven and (iv) give effect to the issuance of 10,000,000 shares of the Company’s common stock pursuant to the subscription agreements dated April 22, 2021 between BCAC and Wasatch (as defined herein); and

•

do not give effect to (i) the issuance to executive officers of the Company of options to purchase shares of the Company’s common stock, as such options will not be exercisable within 60 days of the date of this Current Report on Form 8-K, (ii) the issuance of any Earnout Shares (as defined on page 8 of the Prospectus) or (iii) the potential for redemptions from each VWE shareholder party to the Investor Rights Agreement to the extent the Merger Consideration is adjusted downward in excess of the Adjustment Escrow Deposit.

Unless otherwise noted, the business address of each of the following entities or individuals is c/o Vintage Wine Estates, Inc., 937 Tahoe Boulevard, Incline Village, NV 89451. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Total Voting Power
Executive Officers and Directors of the Company
Patrick Roney (1)(7)(11)(12) (13)(14)	29,426,950	48.7%
Terry Wheatley	—	—
Katherine DeVillers	—	—
Jeff Nicholson	—	—
Paul Walsh	—	—
Mark W.B. Harms (2)	29,426,950	48.7%
Robert L. Berner III (2)	29,426,950	48.7%
Candice Koederitz	—	—
Jon Moramarco	—	—
Timothy Proctor	—	—
Lisa Schnorr	—	—
Jonathan Sebastiani (3)	1,134,946	1.9%
All Directors and Executive Officers as a Group (13 Persons)	29,426,950	48.7%
Five Percent or More Holders
Roney Trust (4)(11)(14)	6,516,072	10.8%
Laura G. Roney (5)(11)	6,516,072	10.8%
Rudd Trust (6)(12)(14)	7,600,117	12.6%
Darrell D. Swank (6)(7)(12)(13)	9,799,980	16.2%
Steven Kay (6)(7)(12)(13)	9,799,980	16.2%
Cronus & Co. f/b/o Wasatch Ultra Growth Fund (8)(15)	4,500,000	7.4%
Clear Moon & Co. f/b/o Wasatch Small Cap Growth Fund (8)(15)	5,500,000	9.1%
Bespoke Sponsor Capital LP (2)	6,000,000	9.9%
Paradice Investment Management LLC (16)	3,960,400	6.6%
Major Investors (9)	23,874,727	39.5%
Specified Investors (10)	29,426,950	48.7%

(1)

Patrick A. Roney shares voting power and dispositive power with his wife, Laura G. Roney, over the 6,516,072 shares owned by the Roney Trust. In his capacity as the Roney Representative (as defined in the Prospectus), Patrick Roney has voting power over all shares owned by the Specified Investors pursuant to and for the purposes specified in the Investor Rights Agreement, including for the purpose of voting for the Roney Nominees (as defined in the Prospectus). See Prospectus section titled “Other Agreements—Investor Rights Agreement—Voting Agreements,” which is incorporated herein by reference. Mr. Roney disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)

Mark W.B. Harms and Robert L. Berner III share voting and dispositive power over the 6,000,000 shares (and over 8,000,000 shares underlying warrants held by the Sponsor and first exercisable on August 11, 2021) owned by Bespoke Sponsor Capital LP (referred to herein as the Sponsor). The Sponsor also has voting power over all shares owned by the Specified Investors pursuant to and for the purposes specified in the Investor Rights Agreement, including for the purpose of voting for the Sponsor Nominees (as such term is defined in the Investor Rights Agreement). See Prospectus section titled “Other Agreements—Investor Rights Agreement—Voting Agreements,” which is incorporated herein by reference. The address of the Sponsor is c/o Bespoke Capital Acquisition Corp., 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, BC V7X1L3. Each of Messrs. Harms and Berner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)

Jonathan Sebastiani has sole voting and dispositive power over the 684,881 shares owned by Sonoma Brands II, LP, the 410,715 shares owned by Sonoma Brands VWE Co-Invest, L.P. and the 39,350 shares owned by Sonoma Brands II Select, L.P. Mr. Sebastiani disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)	Patrick Roney and his wife, Laura Roney, are co-trustees of the Roney Trust and share voting and dispositive power over the shares to be owned by the Roney Trust.
(5)	Laura Roney shares voting and dispositive power with her husband, Patrick Roney, over the 6,516,072 shares owned by the Roney Trust.
(6)

Darrell D. Swank and Steven Kay are co-trustees of the Rudd Trust and share voting and dispositive power over the shares owned by the Rudd Trust. The address of the Rudd Trust is c/o LRIco Services, LLC, 2416 E. 37th St. N., Wichita, KS 67219.

(7)

Consists of (i) 7,600,117 shares owned by the Rudd Trust and (ii) 2,199,863 shares owned by the SLR Trust. Darrell D. Swank and Steven Kay are co-trustees of these trusts and share voting and dispositive power over the shares held by such trusts. Patrick Roney also is co-trustee of the SLR Trust, with such power over that trust. All of the trustees disclaim beneficial ownership of all such shares. The address of Mr. Swank is c/o LRIco Services, LLC, 2416 E. 37th Street N., Wichita, KS 67219. The address of Mr. Kay is 100 The Embarcadero, Penthouse, San Francisco, CA 94105-1291.

(8)	The address of each such holder is c/o Wasatch Global Investors, 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(9)	The Major Investors are the Sponsor, the Roney Trust, Sean Roney, the Rudd Investors, Sonoma Brands II, L.P., Sonoma Brands II Select, L.P., and Sonoma Brands VWE Co-Invest, L.P.
(10)

The Specified Investors are the Sponsor and all holders of VWE capital stock at the May 6, 2021 record date for shareholder consent to the transactions, excluding Wasatch. In connection with the consummation of the transactions, the Specified Investors voted their shares in concert pursuant to and for the purposes specified in the Investor Rights Agreement. See Prospectus section titled “Other Agreements—Investor Rights Agreement—Voting Agreements,” which is incorporated herein by reference.

(11)	“Roney Trust” means the Patrick A. Roney and Laura G. Roney Trust.
(12)	“Rudd Trust” means Marital Trust D under the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended (as successor to the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended).
(13)

“SLR Trust” means the SLR Non-Exempt Trust U/A/D 4/21/2018 (as successor to the SLR 2012 Gift Trust U/A/D 12/31/2012). Patrick A. Roney, Darrell D. Swank and Steven Kay are co-trustees of the SLR Trust. They disclaim beneficial ownership of all shares held by such trust.

(14)

Each of the Rudd Investors and the Roney Investors (each as defined in the Prospectus) is a party to an amended and restated voting agreement with VWE effective as of June 7, 2021 (the “Voting Agreement”). Under the Voting Agreement, Patrick Roney may determine how all shareholders party to such agreement shall vote, act or consent. The “Rudd Investors” are the Rudd Trust and the SLR Trust. The “Roney Investors” are the Roney Trust and Sean Roney (who owns 423,729 shares). See Prospectus section titled “Certain Relationships and Related Party Transaction – VWE – Agreements with Stockholders” for further details.

(15)

“Wasatch” refers to any or all of Casing & Co. f/b/o Wasatch Microcap Fund, Cronus & Co. f/b/o Wasatch Ultra Growth Fund and Clear Moon & Co. f/b/o Wasatch Small Cap Growth Fund, as the context may require. The latter two such funds were the Wasatch funds that purchased shares in the PIPE Investment on the Closing Date.

(16)

Based on information contained in the Schedule 13G filed by Paradice Investment Management LLC on June 9, 2021, reporting shared dispositive power over 3,960,400 shares and shared voting power over 2,634,118 shares. The address of such shareholder is 250 Fillmore Street, Suite 425, Denver, Colorado 80206.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the transactions are described in the Prospectus in the section titled “New VWE Holdco Management and Governance After the Transactions – Executive Officers and Directors After the Transactions” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Prospectus in the section titled “New VWE Holdco Management and Governance After the Transactions – Controlled Company Exemption” and “New VWE Holdco Management and Governance After the Transactions – Board Composition and Independence of Non-Employee Directors” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the board of directors after the completion of the transactions is set forth in the Prospectus in the section titled “New VWE Holdco Management and Governance After the Transactions – Board Composition and Term” and “New VWE Holdco Management and Governance After the Transactions – Board Committees” and that information is incorporated herein by reference. Upon the closing of the transactions, the Company is not a “controlled company” within the meaning of Nasdaq corporate governance standards.

Executive Compensation

Information with respect to the compensation of the named executive officers of the Company after the consummation of the transactions is set forth in the Prospectus in the section titled “VWE Executive Compensation” and that information is incorporated herein by reference.

On June 4, 2021, the BCAC board of directors considered and approved the Omnibus Incentive Plan, which became effective immediately subject to shareholder approval. The description of the Omnibus Incentive Plan is set forth in the Prospectus section entitled “VWE Executive Compensation – 2021 Omnibus Incentive Plan,” which is incorporated herein by reference. A copy of the full text of the Omnibus Incentive Plan is filed as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 4, 2021, the BCAC board of directors also approved the grant of options to purchase the Company’s common stock under the Omnibus Incentive Plan to Patrick Roney, Terry Wheatley, Jeff Nicholson and Kathy DeVillers, as follows: The grants were effective on June 7, 2021. The number of shares underlying such options is 860,560 for Mr. Roney, 505,968 for Mrs. Wheatley, 708,697 for Mr. Nicholson and 658,076 for Ms. DeVillers. The options, which have an exercise price per share of $10.50, will vest with respect to 25% of the total optioned shares 18 months after the grant date and with respect to an additional 25% of the total optioned shares on each of the second, third and fourth anniversaries of the grant date, but will become exercisable only to the extent the volume-weighted average price of the Company’s common stock over a 30-consecutive-trading-day period following the grant date is at least $12.50.

Director Compensation

Information with respect to the compensation of the directors of the Company after the consummation of the transactions is set forth in the Prospectus in the sections titled “New VWE Holdco Management and Governance After the Transactions – Compensation of Directors and Officers” and “The Merger – Interests of VWE Directors and Executive Officers in the Merger” and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Prospectus in the section titled “Certain Relationships and Related Party Transactions” and that description is incorporated herein by reference.

Agreements with Stockholders. VWE has entered into a number of transactions with Bin to Bottle, covering services related to the storage and bottling of alcoholic beverages. For the periods January 1 to May 31, 2021 and 2020, VWE made payments of $35,100 and $257,569, respectively, to Bin to Bottle. Bin to Bottle is owned in part by Mr. Patrick Roney, who is the Chief Executive Officer and a director of the Company.

In January 2016, D209, owned by the SLR No. 209 Trust, the LR Living Trust and VWE entered into a support and production agreement (the “Kirkland Agreement”). Under the Kirkland Agreement, D209 agreed to provide certain services related to VWE’s Kirkland branded spirits including overall management of the production process and advice and consulting regarding bottling, packaging and distribution. In November 2018, for a purchase price of $658,367, VWE acquired certain assets of D209 from D209 and the LR Living Trust, including key trademarked intellectual property. As part of the purchase agreement, the parties agreed to terminate the Kirkland Agreement for $250,000 in additional payments and VWE’s agreement to reimburse the SLR 209 Trust for 50% of expenses related to canceling an unrelated third-party consulting agreement such that the total payment VWE made to the LR Living Trust in finalizing the asset purchase agreement, inclusive of the purchase price was $908,367, plus the reimbursement of such expenses. In addition, VWE agreed to ongoing quarterly payments of $3 for every nine liter case of gin sold under the D209 trademarks by VWE for three calendar years following the sale (through November 2021). Such payment for case fees resulted in payments in the amounts of $1,143 and $3,651 for the periods January 1 to May 31, 2021 and 2020, respectively. Samantha Rudd is the sole trustee of the SLR No. 209 Trust and is also a VWE director. Darrell Swank is one of two co-trustees of the LR Living Trust and is also a VWE director. VWE continues to make payments to the LR Living Trust pursuant to this agreement.

Kunde Family Winery Relationship. VWE acquired Kunde on April 19, 2021, whereupon the “related party” feature of the relationship between VWE and Kunde as separate enterprises ceased to exist. Until the acquisition, VWE provided certain administrative and management services to Kunde in return for management fees that totaled $114,500 for the period January 1 to May 31, 2021 and $190,917 for the period January 1 to May 31, 2020. During the periods January 1 to May 31, 2021 and 2020, Kunde paid VWE $171,514 and $287,538, respectively, for actual shipping services Kunde received through Town Green Shipments. VWE provided Kunde with wine storage and handling services. For the periods January 1 to May 31, 2021 and 2020, Kunde paid VWE $58,307 and $282,962, respectively, for actual storage and handling services provided at VWE’s warehouse.

VWE served as a pass-through for Kunde with automated invoicing of Kunde’s products sold to distributors. VWE invoiced distributors for Kunde-identified items. VWE’s ERP automated system immediately set up the Kunde account received for Kunde’s portion of the transactions, as well as the payable to Kunde (as a vendor). The Kunde payable portion had an “on hold” flag placed on it. Upon receipt of a payment from any Kunde distributor or customer, payment of any Kunde portion was applied to Kunde on the VWE books. Once the payment was applied, the payable to Kunde on its vendor account was released from hold and a check was issued to Kunde. This was a direct pass-through of funds.

VWE also hosted Kunde’s payroll as a pass-through, such that VWE ran a payroll for Kunde’s employees and Kunde reimbursed the expenses to VWE. The pass-through amounts for the periods January 1 to May 31, 2021 and 2020, were $239,259 and $226,984, respectively.

In addition, VWE paid Kunde for certain services related to the storage and handling of alcoholic beverages. During the periods January 1 to May 31, 2021, and 2020, VWE made payments of $7,938 and $44,915, respectively.

On December 31, 2020, VWE entered into a marketing and distribution arrangement with Kunde. Under that arrangement, Kunde paid VWE a commission for certain distribution sales. VWE recognized $1,625,000 in revenue from the arrangement in the three and nine month periods ended March 31, 2021, with $1,625,000 included in accounts receivable at March 31, 2021. The arrangement terminated when VWE acquired Kunde on April 19, 2021. Revenue recognized in April 2021 for the period covering April 1, 2021 through April 18, 2021 was $97,100 included in accounts receivable.

Mr. Roney, throughout this period, was President of Kunde. He also was the Chief Executive Officer and a director of VWE and he is the Chief Executive Officer and a director of the Company The Roney Trust and the Rudd Trust were significant shareholders of Kunde and were and are significant shareholders of the Company.

Loans and Guarantees from Related Parties. In January 2018, VWE and related entities issued a promissory note, as amended, in favor of the LR Living Trust in the original principal amount of $9,000,000. This note was assigned to from the LR Living Trust to the Rudd Trust effective as of December 31, 2019. The interest rate on the loan is equal to the prime rate of interest published by the Wall Street Journal (the “Prime Rate”) plus 4% as computed on a 360-day year with the interest rate being adjusted for all outstanding advances as of the first day of each calendar quarter. Any amount that is not paid when due bears interest at the Prime Rate plus 5%. VWE made an interest payment during the period January 1 to May 31, 2020 in the amount of $1,633,312 and representing all accrued interest as of December 31, 2019. The principal amount of $9,000,000 and accrued interest of 920,247 was paid on May 31, 2021.

In January 2018, VWE and related entities issued a promissory note in favor of Mr. Patrick Roney in the original principal amount of $1,000,000. The interest rate on the loan is equal to the Prime Rate plus 4% as computed on a 360-day year with the interest rate being adjusted for all outstanding advances as of the first day of each calendar quarter. Any amount not paid when due at the Prime Rate plus 5%. On March 9, 2021, VWE paid $488,730 of principal and 267,570 in accrued interest to Patrick Roney. On May 31, 2021, VWE paid the remaining principal of $511,270 and accrued interest of $10,217 to settle the outstanding note.

Loan to Related Party. In 2014, VWE made two unsecured loans to Terry Wheatley, one for $560,000 and the other for $110,000, in connection with VWE’s acquisition of her company, Canopy Brands. In June 2018, the terms of the loans were amended such that the interest accrued on both loans (totaling $86,269), was added to the outstanding principal amount on the loans, resulting in a new loan for the outstanding principal amount of $756,289. The principal amount of this loan was repaid in full in 2021 before the April 28, 2021 filing by the Sponsor with the SEC of the Sponsor’s Registration Statement on Form S-4 (File No. 333-254260). Interest on the loan in the amount of $87,032 was forgiven by VWE at that time. Terry Wheatley is the President of the Company.

Immediate Family Member Employment Agreements. VWE provides at will employment to Mr. Sean Roney, who provides administrative and general services to VWE, manages VWE’s trademarks and acts as brand manager for Sabotage, Sean Roney, who is the son of Mr. Patrick Roney, has served VWE from 2010 to present. During the periods January 1 to May 31, 2021 and 2020, he was paid a salary of $61,000 and $63,700, respectively.

In 2018, VWE employed Chris Sebastiani, the brother of Jonathan Sebastiani, as the General Manager of Viansa, responsible for direct-to-consumer sales and marketing of the Viansa brand. During the periods January 1 to May 31, 2021 and 2020, VWE paid Mr. Sebastiani $65,700 and $65,700, respectively. This arrangement remains in effect in 2021.

Family Member Business Arrangements. In connection with its acquisition of Terry Wheatley’s business in 2014, VWE began to pay an unincorporated business named Tough Enough to Wear Pink for sponsorship services in connection with the latter’s breast cancer awareness campaign in the western community. Tough enough to Wear Pink is the marketing platform for VWE’s Purple Cowboy brand. During the periods January 1 to May 31, 2021 and 2020, VWE paid $125,000 and $125,000, respectively, to Tough Enough to Wear Pink for its services. These payments were made to Lacey and Wade Wheatley, who are the daughter-in-law and son of Terry Wheatley.

Legal Proceedings

Reference is made to the information regarding legal proceedings in the sections of the Prospectus titled “Information about BCAC – Legal Proceedings” and “Description of VWE’s Business – Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of shareholders and dividends for BCAC’s securities is set forth in the Prospectus in the section titled “Market Price and Dividend Information” and that information is incorporated herein by reference.

The Company’s common stock began trading on Nasdaq under the symbol “VWE” on June 8, 2021. Shares of the Company’s common stock and the Company’s warrants were listed on the TSX on June 9, 2021 under the symbols “VWE.U” and “VWE.WT.U”, respectively.

The Company has not paid any cash dividends on shares of its common stock to date. The payment of cash dividends in the future will depend upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be at the discretion of the Company’s board of directors.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Prospectus in the section titled “Description of New VWE Holdco Securities” and that information is incorporated herein by reference.

Immediately following the completion of the transactions, there were 60,461,611 shares of the Company’s common stock issued and outstanding and 26,000,000 warrants issued and outstanding.

Indemnification of Directors and Officers

The Company’s articles of incorporation and bylaws implement the indemnification provisions permitted by Chapter 78 of the Nevada Revised Statutes (“NRS”) by providing that the Company will indemnify its directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. The Company intends to maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers.

The Company expects to enter into indemnification agreements with each of its directors and officers that largely mirror the indemnification rights provided for in its articles of incorporation and bylaws. The form of Director and Officer Indemnification Agreement is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the Prospectus in the section titled “New VWE Holdco Management and Governance After the Transactions – Limitation on Liability and Indemnification of Directors and Officers” and that information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On June 11, 2021, the Company issued a press release announcing its financial results for the third fiscal quarter ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.5 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note with respect to the PIPE Investment is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On June 4, 2021, BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada. We refer to the Company prior to the domestication as “BCAC” and following the domestication as “New VWE Holdco.” As part of the transactions, merger sub merged with and into VWE with VWE surviving the merger as a wholly owned subsidiary of BCAC (the merger) and BCAC changed its name to Vintage Wine Estates, Inc. and adopted the articles of incorporation and bylaws attached hereto as Exhibits 3.1 and 3.2, respectively.

The Company’s common stock is listed for trading on Nasdaq under the symbol “VWE.” The Company’s common stock and warrants are listed on the TSX under the symbols “VWE.U” and “VWE.WT.U,” respectively. Upon consummation of the transactions, the CUSIP number relating to the Company’s common stock changed to 92747V 106 and the CUSIP number relating to the Company’s warrants changed to 92747V 114.

New Charter and Bylaws

Upon the consummation of the transactions, rights of shareholders of the Company are no longer governed by BCAC’s articles or by VWE’s articles and bylaws, and are instead governed by the Company’s articles of incorporation and bylaws, which, among other things:

(a) change the Company’s name to Vintage Wine Estates, Inc.;

(b) authorize the Company to issue up to (i) 200,000,000 shares of common stock, no par value per share, and (ii) 2,000,000 shares of preferred stock, no par value per share;

(c) prohibit cumulative voting;

(d) designate the Second Judicial District Court of Washoe County, Nevada as the exclusive forum for any derivative action or proceeding brought on behalf of the Company, subject to certain limitations; and

(e) include other differences from the BCAC articles and the VWE articles and bylaws detailed under the section titled “Comparison of Shareholders’ Rights” beginning on page 279 of the Prospectus and incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the Company’s articles of incorporation and bylaws, which are included as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

On June 4, 2021, the board of directors of BCAC approved the engagement of Moss Adams LLP (“Moss Adams”), effective on the Closing Date, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended June 30, 2021. Accordingly, RSM US, LLP (“RSM”), BCAC’s independent registered public accounting firm prior to the transactions, was informed that it would be replaced by Moss Adams as the Company’s independent registered public accounting firm, effective on the Closing Date.

The report of RSM on BCAC’s balance sheets as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficiency) and cash flows for the year ended December 31, 2020 and for the period from July 8, 2019 (date of incorporation) through December 31, 2019, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for the following.

The report of RSM on BCAC’s balance sheets as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficiency) and cash flows for the year ended December 31, 2020 and for the period from July 8, 2019 (date of incorporation) through December 31, 2019 contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s mandatory liquidation and subsequent dissolution if it does not complete a business combination by May 15, 2021 raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the period from July 8, 2019 (inception) to March 31, 2021, there were no disagreements between BCAC and RSM on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreements in its reports on BCAC’s financial statements.

During the period from July 8, 2019 (inception) to March 31, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided RSM with a copy of the foregoing disclosures and has requested that RSM furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above and, if not, stating the respects in which it does not agree. A copy of RSM’s letter, dated June 11, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note is incorporated into this Item 5.01 by reference.

The Roney Representative who holds authority under and pursuant to the Investor Rights Agreement is Patrick Roney so long as he is alive and not incapacitated. Control of the Company could change upon his death or incapacity. See the Prospectus section titled “New VWE Holdco Management and Governance After the Transactions – Controlled Company Exemption” for further details.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board and Management Changes

Upon the consummation of the transactions, Peter Caldini, Geoffrey Parkin and Ian Starkey resigned as directors of BCAC, and Mark Harms and Maja Spalevic resigned as executive officers of BCAC. Paul Walsh, Mark Harms, Robert Berner and Timothy Proctor remained on the board of the Company. Patrick Roney, Candice Koederitz, Jon Moramarco, Lisa Schnorr and Jonathan Sebastiani were also appointed as directors of the Company, joining Messrs. Walsh, Harms, Berner and Proctor on the Company’s board. Mr. Walsh was appointed Chairman of the board. Directors will be elected annually to serve one-year terms, except when nominated to fill vacancies.

Upon the consummation of the transactions, the Company established three board committees: the audit committee, the compensation committee, and the nominating and governance committee. Candice Koederitz, Jon Moramarco and Lisa Schnorr were appointed to serve on the Company’s audit committee, with Ms. Schnorr serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Robert Berner and Timothy Proctor were appointed to serve on the Company’s compensation committee, with Mr. Berner serving as the chair. Paul Walsh and Jonathan Sebastiani were appointed to serve on the Company’s nominating and governance committee, with Mr. Walsh serving as the chair. All members of each such committee as constituted immediately after the transactions are independent as defined by Nasdaq listing rules.

The non-employee directors of the Company will receive varying levels of compensation for their services as directors and members of board committees. Compensation payable per year for service will be as follows: Except for Paul Walsh, the Chairman of the board of directors, each non-executive director will receive $150,000 in total, composed of $75,000 in cash and $75,000 in restricted stock (based on the variable weighted average market price for the Company’s common stock as measured at the close of the first 30 trading days of the fiscal year). The Chairman will receive $300,000 in total, composed of $150,000 in cash and $150,000 in restricted stock. The chairs of the audit committee, the compensation committee and the nominating and governance committee will receive additional cash payments of $20,000, $15,000 and $10,000, respectively. The restricted stock grants will vest one year after date of grant and the stock shall not be resold for at least 18 months following the closing of the merger. Compensation that deviates from these rules may be paid in the event of resignations, vacancies and other situations resulting in service for a partial fiscal year. As permitted by SEC and Nasdaq rules, directors of the Company who are not audit committee members may be paid additional fees and other compensation for services to the Company on special projects and other matters distinct from service on the board or as a member of one or more of the board’s standing committees. The compensation payable to non-employee directors, like compensation payable to employees, may be revised from time to time by the compensation committee of the board of directors.

Additionally, upon consummation of the transactions, Patrick Roney was appointed as the Company’s Chief Executive Officer; Terry Wheatley was appointed as President; Kathy DeVillers was appointed as Chief Financial Officer; and Jeff Nicholson was appointed as Chief Operating Officer.

Reference is made to the disclosure in the Prospectus in the section titled “New VWE Holdco Management and Governance After the Transactions,” “Management of BCAC” and “VWE Management” for biographical information about each of the directors and officers following the transactions, which is incorporated herein by reference.

2021 Omnibus Incentive Plan of the Company

On June 4, 2021, the BCAC board of directors considered and approved the Omnibus Incentive Plan, which became effective immediately subject to shareholder approval.

The Omnibus Incentive Plan permits the Omnibus Incentive Plan’s administrator (the “Administrator”) to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of common stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Omnibus Incentive Plan. Under the Omnibus Incentive Plan, the Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

A total of 11,200,000 shares of the Company’s common stock are reserved for issuance under the Omnibus Incentive Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Company does not intend to grant awards under the Plan, however, that exceed 11.1111% of shares outstanding at the time that an additional award or awards would be granted, absent shareholder approval. The number of shares reserved for issuance under the Omnibus Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, if permitted by the rules of an applicable stock exchange, an award that may be settled solely in cash at the time of grant will not deplete the Omnibus Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) an award is exercised on a cashless basis such that the number of shares issuable on exercise or settlement of an award is reduced by such amount of shares as have an aggregate fair market value equal to the exercise price of an option or as a result of the net settlement of a SAR or (e) the number of shares issuable on exercise or settlement of an award is reduced by such amount of shares as have an aggregate fair market value equal to federal, state or local tax withholding obligations in order to satisfy such federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Omnibus Incentive Plan. However, shares added back to the reserve pursuant to clauses (d) or (e) in the preceding sentence may not be issued pursuant to incentive stock options and only the number of shares issued pursuant to the cashless exercise will be added back to the reserve.

A more complete summary of the terms of the Omnibus Incentive Plan is set forth in the Prospectus in the section titled “VWE Executive Compensation – 2021 Omnibus Incentive Plan.” That summary and the foregoing description of the Omnibus Incentive Plan are qualified in their entirety by reference to the text of the Omnibus Incentive Plan, which is filed as Exhibit 10.15 hereto and incorporated herein by reference.

Employment Agreements

In connection with the transactions, the Company entered into employment agreements with Patrick Roney, Terry Wheatley, Jeff Nicholson and Kathy DeVillers. The employment agreements with Mrs. Wheatley, Ms. DeVillers and Mr. Nicholson entitle them to base salaries of $413,822, $330,000 and $334,750 per year, and discretionary annual bonuses of up to 30% of their respective base salaries. The employment agreement with Mr. Roney provides for a base salary of $500,000, subject to review and adjustment by the Company’s board of directors from time to time. Mr. Roney is also eligible for a discretionary bonus of up to 40% of its base salary. Each of Patrick Roney, Terry Wheatley, Jeff Nicholson and Kathy DeVillers is eligible to participate in the 2021 Omnibus Incentive Plan.

Additionally, each of Patrick Roney, Terry Wheatley, Jeff Nicholson and Kathy DeVillers is entitled to accrued benefits and a severance payment equal to three years’ base salary, payable over 36 months, upon a termination of employment by the Company without cause or by the executive with good reason. For purposes of the employment agreements, “cause” is defined generally as a conviction or certain pleas to, a felony or certain other crimes, commission of a fraudulent or illegal act in respect of the Company, failure to perform duties under the employment agreement that was, or reasonably could be expected to be, materially injurious to the business, operations or reputation of the Company, a material violation of the Company’s written policies or procedures or a material breach of the executive’s obligations under the employment agreement. For purposes of the employment agreements, “good reason” is defined generally as a material reduction in the executive’s base salary, a material diminution of the executive’s title, duties, authorities or responsibilities or a material breach of the Company’s obligations under the employment agreement. The executives were required to enter into confidentiality agreements with the Company in connection with these employment agreements.

The foregoing description of the employment agreements with each of Patrick Roney, Kathy DeVillers, Terry Wheatley and Jeff Nicholson does not purport to be complete and is qualified in its entirety by the text of the employment agreements, which are attached hereto as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, and incorporated herein by reference.

The Company expects to enter into indemnification agreements with each of its directors and officers that largely mirror the indemnification rights provided for in its articles of incorporation and bylaws. The Form of Director and Officer Indemnification Agreement is attached hereto as Exhibit 10.16 and incorporated herein by reference.

The material terms of the employment agreements with Patrick Roney, Terry Wheatley Kathy DeVillers and Jeff Nicholson, and of certain transaction-related awards granted by VWE prior to the transactions, are described in the Prospectus in the section titled “VWE Executive Compensation—Employment Agreements and Arrangements with the NEOs and Chief Financial Officer” and “VWE Executive Compensation—NEO Fiscal Year 2020 Bonus Compensation” beginning on page 158 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference. In connection with the consummation of the transactions, the Company changed its fiscal year end from December 31 to June 30.

Item 5.06.	Change in Shell Company Status.

As a result of the transactions, which fulfilled the definition of a “qualifying transaction” as required by BCAC’s organizational documents, the Company ceased to be a shell company upon the consummation of the transactions. The material terms of the transactions are described in the sections titled “The Merger” and “The Transaction Agreement” beginning on page 224 and page 241, respectively, of the Prospectus, and are incorporated herein by reference.

Item 8.01.	Other Events.

The Company announced the completion of the transactions under the transaction agreement in a press release issued on June 7, 2021. A copy of that press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

The Company’s common stock is listed for trading on The Nasdaq Global Market under the symbol “VWE” and the common stock and warrants are listed on the TSX under the symbols “VWE.U” and “VWE.WT.U”, respectively. Upon consummation of the transactions, the CUSIP number relating to the Company’s common stock changed to 92747V 106 and the CUSIP number relating to the Company’s warrants changed to 92747V 114.

As a result of the consummation of the transactions contemplated by the transaction agreement, the Company is no longer a “foreign private issuer” as that term is defined under applicable U.S. federal securities laws. Accordingly, the Company will make required filings on U.S. domestic forms under the Securities Exchange Act of 1934 and will comply with the corporate governance requirements of Nasdaq.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Vintage Wine Estates, Inc. a California corporation, as of June 30, 2020 and 2019 and December 31, 2018 and 2017, and for the year ended June 20, 2020, six months ended June 30, 2019, and years ended December 31, 2018 and 2017, and the related notes, and the report of independent registered public accounting firm with respect thereto are set forth in the Prospectus beginning on page F-21 and are incorporated herein by reference.

The consolidated financial statements of Bespoke Capital Acquisition Corp. as of December 31, 2020 and 2019 and for the period from July 8, 2019 (date of inception) through December 31, 2019 and the year ended December 31, 2020, and the related notes, and the report of independent registered public accounting firm with respect thereto are set forth in the Prospectus beginning on page F-2 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of the Company as of March 31, 2021 and for the three and nine months ended March 31, 2021 and 2020, and the related notes, are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro forma financial information.

Certain unaudited pro forma condensed combined financial information of the Company is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Transaction Agreement dated February 3, 2021, together with Amendment to Transaction Agreement dated April 19, 2021, among Bespoke Capital Acquisition Corp., Vintage Wine Estates, Inc., a California corporation, VWE Acquisition Sub Inc., Bespoke Sponsor Capital LP (solely for the limited purposes set forth therein), and Darrell D. Swank (solely in the capacity of Seller Representative) (incorporated by reference to Annex A to the Consent Solicitation Statement of Vintage Wine Estates, Inc., a California corporation, and Prospectus of Bespoke Capital Acquisition Corp., filed by Bespoke Capital Acquisition Corp. pursuant to Rule 424(b)(3) on May 6, 2021).*†

3.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation.

3.2	Bylaws of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Consent Solicitation Statement of Vintage Wine Estates, Inc., a California corporation, and Prospectus of Bespoke Capital Acquisition Corp., filed by Bespoke Capital Acquisition Corp. pursuant to Rule 424(b)(3) on May 6, 2021).*

4.1	Specimen of Common Stock Certificate

4.2	Specimen of Warrant Certificate (included as Schedule “A” to Exhibit 4.3 hereto).*

4.3	Warrant Agency Agreement, dated as of August 15, 2019, between Bespoke Capital Acquisition Corp. and TSX Trust Company (incorporated by reference to Exhibit 99.31 to the Registrant’s Registration Statement on Form 40-F (File No. 000-56227), filed by Bespoke Capital Acquisition Corp. on November 27, 2020).*

10.1	Founder Support Agreement dated February 3, 2021 among Bespoke Capital Acquisition Corp., Bespoke Sponsor Capital LP and Vintage Wine Estates, Inc., a California corporation Certificate (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.2	Company Support Agreement dated February 3, 2021 among Bespoke Capital Acquisition Corp., Vintage Wine Estates, Inc., a California corporation, Bespoke Sponsor Capital LP, the VWE shareholders listed on the signature pages thereto, Patrick A. Roney and Sonoma Brands Partners II, LLC (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*†

10.3	Investor Rights Agreement among Vintage Wine Estates, Inc., a Nevada corporation, Bespoke Sponsor Capital LP, Patrick A. Roney in his capacity as the Roney Representative and the parties listed on the signature pages thereto.

10.4	Consulting Agreement dated as of February 1, 2021 between Bespoke Capital Acquisition Corp. and Peter Caldini (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*◆

10.5	Employment Agreement between Vintage Wine Estates, Inc., a Nevada corporation, and Patrick Roney (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*◆

10.6	Employment Agreement between Vintage Wine Estates, Inc., a Nevada corporation, and Kathy DeVillers (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*◆

10.7	Employment Agreement between Vintage Wine Estates, Inc., a Nevada corporation, and Terry Wheatley (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*◆

10.8	Employment Agreement between Vintage Wine Estates, Inc., a Nevada corporation, and Jeff Nicholson (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*◆

10.9	Loan and Security Agreement dated as of July 18, 2019 by and among Vintage Wine Estates, Inc., a California corporation, Girard Winery, LLC, Mildara Blass, Inc., Grove Acquisition, LLC, Sabotage Wine Company, LLC, Grounded Wine Project, LLC, Splinter Group Napa, LLC, Bank of the West, as Administrative Agent, Collateral Agent, Book Runner, Syndication Agent and Documentation Agent, Bank of the West and City National Bank as Joint Lead Arrangers, and the lenders party thereto, and the financial institutions from time to time party thereto (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*†

10.10	Amendment Number One to Loan and Security Agreement and Joinder Agreement, dated as of September 10, 2019, by and among Vintage Wine Estates, Inc., a California corporation, MasterClass Marketing, LLC, Bank of the West and the other parties thereto (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.11	Incremental Increase to Revolver Commitments and Amendment Number Two to Loan and Security Agreement, dated as of November 19, 2019, by and among Vintage Wine Estates, Inc., a California corporation, Bank of the West and the other parties thereto (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.12	Amendment Number Three to Loan and Security Agreement and Waiver, dated as of July 13, 2020, by and among Vintage Wine Estates, Inc., a California corporation, Bank of the West and the other parties thereto (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*†

10.13	Amendment Number Four to Loan and Security Agreement and Waiver, dated as of February 25, 2021, by and among Vintage Wine Estates, Inc., a California corporation, Bank of the West and the other parties thereto (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.14	Amended and Restated Voting Agreement among Vintage Wine Estates, Inc., a California corporation, Marital Trust D under the Leslie G. Rudd Living Trust (as successor to the Leslie G. Rudd Living Trust) and the SLR Non-Exempt Trust (as successor to the SLR 2012 Gift Trust), and the Patrick A. Roney and Laura G. Roney Trust and Sean Roney.

10.15	2021 Omnibus Incentive Plan of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on May 3, 2021).*◆

10.16	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on April 28, 2021).*◆

10.17	Registration Rights Agreement dated as of February 3, 2021 among Vintage Wine Estates, Inc., a California corporation, Patrick A. Roney, in his capacity as the Roney Representative, and the parties listed therein as Investors (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.19	Shareholders Agreement dated as of April 4, 2018 by and between Vintage Wine Estates, Inc., a California corporation, and the shareholders thereto, as amended from time to time (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.20	Stock Purchase Agreement dated as of April 4, 2018 by and between the Vintage Wine Estates, Inc., a California corporation and TGAM Agribusiness Fund Holdings LP (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.21	Management Agreement dated as of July 6, 2018 by and between the Vintage Wine Estates, Inc., a California corporation, Sonoma Brands Partners II, LLC, Sonoma Brands II, L.P., Sonoma Brands II Select, LP., and Sonoma Brands VWE Co-Invest, L.P (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*+

10.22	Operating Agreement of Sabotage, LLC dated as of June 6, 2017 by and between Vintage Wine Estates, Inc., a California corporation, Sabotage, LLC and Sean Roney (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.23(a)	Credit Agreement dated as of January 2, 2018 (the “Roney Credit Agreement”) among Vintage Wine Estates, Inc., a California corporation, Grove Acquisition, LLC, Girard Winery LLC, Mildara Blass Inc., MasterClass Marketing, LLC and Sales Pros, LLC (collectively, the “Roney Note Borrowers”), and Patrick Roney (the “Roney Note Lender”) (incorporated by reference to Exhibit 10.23(a) to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.23(b)	Promissory Note dated as of January 2, 2018 issued by the Roney Note Borrowers in favor of the Roney Note Lender, issued pursuant to the Roney Credit Agreement, as amended by that certain (i) First Amendment, dated March 28, 2018, (ii) Second Amendment, dated January 2, 2019, (iii) Third Amendment, dated March 8, 2019, (iv) Fourth Amendment, dated January 15, 2020, (v) Fifth Amendment, dated February 7, 2020, (vi) Sixth Amendment, dated September 1, 2020, and (vii) Seventh Amendment, dated 31, 2021, in the original principal amount of $1,000,000 (incorporated by reference to Exhibit 10.23(b) to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.24(a)	Credit Agreement dated as of January 2, 2018 (the “Rudd Credit Agreement”) among Vintage Wine Estates, Inc., a California corporation, Grove Acquisition, LLC, Girard Winery LLC, Mildara Blass Inc., MasterClass Marketing, LLC and Sales Pros, LLC (collectively, the“Rudd Note Borrowers”), and Leslie G. Rudd Living Trust U/A/D March 31, 1999 (the “Rudd Note Lender”) (incorporated by reference to Exhibit 10.24(a) to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.24(b)	Promissory Note dated as of January 2, 2018 issued by the Rudd Note Borrowers in favor of the Rudd Note Lender, issued pursuant to the Rudd Credit Agreement, as amended by that certain (i) First Amendment, dated March 18, 2018, (ii) Second Amendment, dated January 2, 2019, (iii) Third Amendment, dated March 8, 2019, (iv) Fourth Amendment, dated January 15, 2020, (v) Fifth Amendment, dated February 7, 2020, (vi) Sixth Amendment, dated September 1, 2020, and (vii) Seventh Amendment, dated January 31, 2021, in the original principal amount of $9,000,000 (incorporated by reference to Exhibit 10.24(b) to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.25	Asset Purchase Agreement dated November 1, 2018 by and among Vintage Wine Estates, Inc., a California corporation, and Darrell D. Swank and Steven Kay, as Co-Trustees of the Leslie G. Rudd Trust U/A/D/ 3/31/1999, as amended (incorporated by reference to Exhibit 10.25 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*†

10.26	Subordination Agreement dated July 2019 by and between Darrell D. Swank and Steve Kay, as trustees of the Leslie G. Rudd Living Trust U/A/D March 31, 1999 and the Bank of the West and acknowledged and agreed by Vintage Wine Estates, Inc., a California corporation, Girard Winery, LLC, Mildara Blass, Inc., Grove Acquisition, LLC, Sabotage Wine Company, LLC, Grounded Wine Project, LLC and Splinter Group Napa, LLC (incorporated by reference to Exhibit 10.26 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.27	Subordination Agreement dated July 2019 by and between Pat Roney and the Bank of the West and acknowledged and agreed by Vintage Wine Estates, Inc., a California corporation, Girard Winery, LLC, Mildara Blass, Inc., Grove Acquisition, LLC, Sabotage Wine Company, LLC, Grounded Wine Project, LLC and Splinter Group Napa, LLC (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.28	Security Agreement dated as of April 4, 2018 by and between Pat Roney and TGAM Agribusiness Fund Holdings LP (incorporated by reference to Exhibit 10.28 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.29	Share Redemption Agreement dated as of July 6, 2018 by and between Vintage Wine Estates, Inc., a California corporation, and TGAM (incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.30	Subscription Agreement dated as of July 6, 2018 by and between Sonoma Brands VWE Co-Invest, L.P. and Vintage Wine Estates, Inc., a California corporation (incorporated by reference to Exhibit 10.31 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.31	Subscription Agreement dated as of July 6, 2018 by and between Sonoma Brands II, L.P. and Vintage Wine Estates, Inc., a California corporation (incorporated by reference to Exhibit 10.32 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.32	Subscription Agreement dated as of July 6, 2018 by and between Sonoma Brands II Select, L.P. and Vintage Wine Estates, Inc., a California corporation (incorporated by reference to Exhibit 10.33 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*

10.33	Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of November 18, 2020, by and between Vintage Wine Estates, Inc., a California corporation, and ZR Waverly OP, LLC (incorporated by reference to Exhibit 10.34 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on March 15, 2021).*†

10.34(a)	Depositary Agreement dated as of June 7, 2021 among TSX Trust Company, Vintage Wine Estates, Inc., a California corporation, and Vintage Wine Estates, Inc., a Nevada corporation.†

10.34(b)	Security Escrow Agency Agreement dated as of June 7, 2021 among TSX Trust Company, Bespoke Sponsor Capital LP, Vintage Wine Estates, Inc., a California corporation, and Vintage Wine Estates, Inc., a Nevada corporation.

10.35	Subscription Agreement dated April 22, 2021 between BCAC and Wasatch Funds Trust for Wasatch Ultra Growth Fund (incorporated by reference to Exhibit 10.36 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on May 3, 2021).*

10.36	Subscription Agreement dated April 22, 2021 between BCAC and Wasatch Funds Trust for Wasatch Small Cap Growth Fund (incorporated by reference to Exhibit 10.37 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on May 3, 2021).*

10.37(a)	Amended and Restated Loan and Security Agreement dated as of April 13, 2021 among Vintage Wine Estates, Inc., a California corporation, Bank of the West and the other parties thereto (incorporated by reference to Exhibit 10.14 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-254260), filed by Bespoke Capital Acquisition Corp. on May 3, 2021).*†

10.37(b)	Joinder Agreement dated as of June 7, 2021 among Vintage Wine Estates, Inc., a California corporation, Vintage Wine Estates, Inc., a Nevada corporation, Bank of the West, as agent, and certain other parties.

10.37(c)	Continuing Guaranty dated as of June 7, 2021, executed by Vintage Wine Estates, Inc., a Nevada corporation, in favor of Bank of the West, as agent.

16.1	Letter from RSM US, LLP to the SEC, dated June 11, 2021.

21.1	Subsidiaries of the Registrant.

99.1	Unaudited condensed consolidated financial statements of Vintage Wine Estates, Inc. as of March 31, 2021 and for the three and nine months ended March 31, 2021 and 2020.

99.2	Company Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three and nine months ended March 31, 2021.

99.3	Unaudited Pro Forma Condensed Combined Financial Information of the Company.

99.4	Press release dated June 7, 2021.

99.5	Press release dated June 11, 2021.

*	Incorporated by reference.
†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

+

Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

◆	Indicates management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINTAGE WINE ESTATS, INC.

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Chief Executive Officer

Date: June 11, 2021